GMAC LLC
SmartNotes
Due from 9 Months to 30 Years from Date of Issue

Registration No.:	333-136021
File Pursuant to Rule:	424(b)(3)
Pricing Supplement No:	3
(To Prospectus dated May 17, 2007)
Date of this Pricing Supplement	June 1, 2007
Trade Date:	June 7, 2007
Issue Date:	June 12, 2007
Unless otherwise specified in an applicable pricing supplement, the SmartNotes will not be listed on any securities exchange, and there can be no assurance that the SmartNotes offered will be sold or that there will be a secondary market for the SmartNotes.

CUSIP	Stated
or	Interest	Maturity	Price to	Selling
Common Code	Rate	Date	Public (1)	Concession
3704A0N32	6.000%	12/15/08	100%	0.1250%
3704A0N40	Float (2)	6/15/09	100%	0.3000%
3704A0N57	6.25%	6/15/09	100%	0.3000%
3704A0N65	6.50%	6/15/12	100%	0.7500%

Subject to
Redemption
Payment	Survivor’s	or Repayment	Date and terms of redemption or
Frequency	Option	Yes/No	repayment (if applicable)
Monthly	YES	NO	N/A
Quarterly	YES	NO	N/A
Monthly	YES	NO	N/A
Monthly	YES	NO	N/A

(1)	Expressed as a percentage of aggregate principal amount. Actual price to public may be less, and will be determined by prevailing market prices at the time of purchase.
(2)	Cusip :3 Month T-bills + 165bps, reset quarterly, no cap, pays ACT/ACT